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                                                                   EXHIBIT 10.34

                                    ADDENDUM
                             DATED 26 October, 2000
                                       TO
                             SHAREHOLDERS AGREEMENT
                                    BETWEEN
                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
                             PRIORITY TELECOM N.V.
                                      AND
                     SHAREHOLDERS IN PRIORITY TELECOM N.V.

                                 ALLEN & OVERY
                                   Amsterdam
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THIS ADDENDUM TO THE SHAREHOLDERS AGREEMENT IS DATED 26 OCTOBER 2000 BETWEEN:

(1) United Pan-Europe Communications N.V. ("UPC")

(2) Priority Telecom N.V. ("the "COMPANY")

(3) The shareholders in the Company other than UPC (collectively, the "SHAREHOLDERS") represented herein by Shareholders Representative (as defined in the Shareholders Agreement).

WHEREAS:

(A) The parties hereto have entered into a shareholders agreement (the "SHAREHOLDERS AGREEMENT"), signed by UPC and the Company on August 11, 2000 and by the Shareholders on various subsequent dates.

(B) The parties now wish to add to and amend the Shareholders Agreement as hereinafter provided.

(C) The parties have determined that the amendments herein provided are not materially adverse to the position of the Shareholders as holders of Company Shares, and that therefore the Shareholders may lawfully be represented by the Shareholders Representative in accordance with the provisions of Clause 14 of the Shareholders Agreement.

IT IS AGREED as follows:

1.  INTERPRETATION

    Terms used in this Addendum have the meaning ascribed thereto in the Shareholders Agreement.

2.  EFFECTIVE DATE

    This Agreement shall become effective as of the time upon which the Shareholders Agreement becomes effective.

3.  CONSENT OF THE SHAREHOLDERS REPRESENTATIVE

    In accordance with the provisions of the second sentence of Clause 5.13 of the Shareholders Agreement, the Shareholders Representative hereby irrevocably consents to the following participations in the Company:

    (a) A participation, by K&T Netwerkdiensten B.V. ("K&T"), a wholly owned subsidiary of UPC, in the Company to the extent of 5,000,000 ordinary registered shares in the Company. It is envisaged that these shares will be issued by the Company to K&T immediately following the Shares Exchange, against contribution of certain Dutch assets relating to the competitive local exchange carrier business currently being conducted by K&T CLEC B.V. in the Netherlands. It is further envisaged that these shares will be transferred by K&T to UPC shortly after having been issued by the Company to K&T.

    (b) A participation, by UPC Telecom B.V. ("UPC TELECOM"), a wholly owned subsidiary of UPC, in the Company to the extent of 10 ordinary registered shares in the Company. It is envisaged that these shares will be issued by the Company to UPC Telecom shortly after the Shares Exchange, against contribution of certain Norwegian assets relating to the competitive local exchange carrier business currently being conducted by a subsidiary of UPC in Norway.

    (c) A participation, by UPC Telecom B.V. ("UPC TELECOM"), a wholly owned subsidiary of UPC, in The company to the extent of another 10 ordinary registered shares in the Company. It is envisaged that these shares will be issued by the Company to UPC Telecom shortly after the

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       Shares Exchange, against contribution of certain French assets relating to the competitive local exchange carrier business currently being conducted by a subsidiary of UPC in France.

    These participations will be realised in order to ensure that the transfers of the assets referred to in (a), (b) and (c) above will not generate tax consequences as a result of which the provisions as described under (E) in Clause 5.2 of the Shareholders Agreement would become applicable.

4.  PROVISIONS RELATING TO CLAUSE 8 OF THE SHAREHOLDERS AGREEMENT

4.1 CLAUSE 8.1 OF THE SHAREHOLDERS AGREEMENT

    The term "UPC" in the first full sentence of Clause 8.1 shall henceforth be deemed to read "UPC, K&T and/or UPC Telecom".

4.2 CLAUSE 8.2 OF THE SHAREHOLDERS AGREEMENT

    The phrase "If UPC sells and transfers" in line 1 of Clause 8.2 shall henceforth be deemed to read "If UPC (by itself or together with K&T and/or UPC Telecom, so long as either or both of these companies hold shares in the Company). The term "its shares" in line 1 shall henceforth be deemed to refer, if applicable, also to the shares held by K&T and/or UPC Telecom. The term "the per share consideration received by UPC" shall henceforth be deemed to read "the per share consideration received by UPC (and K&T and/or UPC Telecom, if applicable)".

4.3 CLAUSE 8.3 OF THE SHAREHOLDERS AGREEMENT

    The phrase "If UPC sells and transfers" shall henceforth be deemed to read "If UPC (by itself or together with K&T and/or UPC Telecom, so long these companies hold shares in the Company) will sell and transfer". The term "its shares" shall henceforth be deemed to refer, if applicable, also to the shares held by K&T and/or UPC Telecom. The phrase "which UPC will receive" shall henceforth be deemed to read "which UPC (and K&T and/or UPC Telecom, if applicable) will receive".

4.4 CLAUSE 8.4 OF THE SHAREHOLDERS AGREEMENT

    The term "UPC" shall henceforth be deemed to read "UPC (and K&T and UPC Telecom, so long as these companies hold shares in the Company)".

5.  FURTHER AMENDMENTS

    The term "this Agreement" appearing in the Shareholders Agreement shall henceforth be deemed to refer to the Shareholders Agreement as amended by this Addendum. The heading of Clause 18 shall henceforth read "GOVERNING LAW AND JURISDICTION".

6.  CONTINUING EFFECT; NO OTHER AMENDMENTS.

    Except as expressly amended hereby, all of the terms and provisions of the Shareholders Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Shareholders Agreement specified herein and shall not constitute an amendment of any other provisions of the Shareholders Agreement

7.  INCORPORATION BY REFERENCE

    Clause 13 up to and including 22 of the Shareholders Agreement are incorporated in this Addendum by reference, and any reference in such Clauses to "this Agreement" shall be deemed references to the Shareholders Agreement as amended by this Addendum.

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                                  SIGNATORIES

By:                            /s/ ANTON M. TUIJTEN
               ----------------------------------------------------
                       United Pan-Europe Communications N.V.
                                   Anton Tuijten
                       SENIOR VICE PRESIDENT/GENERAL COUNSEL

By:                             /s/ JOHN F. RIORDAN
               ----------------------------------------------------
                       United Pan-Europe Communications N.V.
                                  John F. Riordan
                                     PRESIDENT

By:                              /s/ JEREMY EVANS
               ----------------------------------------------------
                               Priority Telecom N.V.
                                   Jeremy Evans
                                  GENERAL COUNSEL

By:                          /s/ GINA A. VAN DER WERF
               ----------------------------------------------------
                               Priority Telecom N.V.
                               Gina A. van der Werf
                                 ATTORNEY IN FACT

By:                              /s/ CHRIS ROONEY
               ----------------------------------------------------
                                   Chris Rooney
                          THE SHAREHOLDERS REPRESENTATIVE

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